Exhibit 10.2

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This Amendment Number One to Credit Agreement (“Amendment”) is entered into as of August 8, 2007, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A.           Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B.           Borrower, Agent, and Lenders desire to amend the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.           DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.           AMENDMENTS.

        (a)           The definition of “Borrowing Base” set forth in Schedule 1.1 to the Agreement ishereby amended by deleting such definition in its entirety and replacing it with the following:

“Borrowing Base” means, as of any date of determination, the result of:

(a)           85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b)           the lower of

(i)           $1,000,000, and

(ii)           15% of the value of Inventory valued at cost, minus

(c)           the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

(b)           Schedule 1.1 to the Agreement is hereby amended by adding the following newdefinition thereto in alphabetical order:

“Amendment One Effective Date” mean the date on which that certain Amendment Number One to Credit Agreement by and among Lenders, Agent and Borrower becomes effective pursuant to its terms.

(c)           Clause (i) of Section 2.4(c) of the Agreement is hereby amended by deleting suchclause in its entirety and replacing it with the following:

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        (i)           If, as of the last day of any month, (A) the outstanding principal balance of the Term Loan on such date exceeds (B) the product of (i) 0.70 times (ii) the difference of (x) TTM Recurring Revenues calculated as of the last month for which financial statements have most recently been delivered pursuant to Section 5.3, less (y) the outstanding balance of Maintenance Advances on such date (such difference being referred to as the “Loan Limit” and such excess being referred to as the “Limiter Excess”), then Borrower shall immediately prepay the Obligations in accordance with Section 2.4(d)(ii) in an aggregate amount equal to the Limiter Excess.

(c)           Clause (e) as set forth in Schedule 5.19 to the Agreement is hereby amendedby deleting such clause in its entirety and replacing it with the following:

(e)           Within 15 days of the Amendment One Effective Date, Borrower shall deliver to Agent Schedule 3 (Intellectual Property Licenses) to the Security Agreement disclosing the information called in the Security Agreement in form and content reasonably acceptable to Agent.

(d)           Clauses (f) as set forth in Schedule 5.19 to the Agreement is hereby deleted in its entirety without replacement.  Notwithstanding the aforementioned deletion of clause (f) to Schedule 5.19, Borrower hereby acknowledges that Agent retains the right pursuant to Section 6(g)(ii) of the Security Agreement, to require Borrower, upon the occurrence of a Default or an Event of Default, to promptly file an application with the United States Copyright Office with respect to any unregistered Copyright in which Borrower has an interest and shall execute and deliver to Agent a Copyright Security Agreement or such other documentation as Agent deems necessary in order to perfect and continue perfected Agent’s Liens on such Copyright following such registration.

(e)           Clause (h) as set forth in Schedule 5.19 to the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(h)           No later than September 30, 2007, Borrower shall deliver a Collateral Access Agreement with respect to the leased facility located at 19-02 Whitestone Expressway, Suite 201 & 404, Whitestone, New York 11357.

3.           REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4.           NO DEFAULTS.  Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

5.           CONDITIONS PRECEDENT.  The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of a fully executed copy of this Amendment from each party hereto.

6.           REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

7.           COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees,

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documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

8.           LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9.           COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC., a Delaware Corporation
By:	/s/ Ewen R. Cameron
Name:	Ewen R. Cameron
Title:	President

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender
By:	/s/ Tiffany Ormon
Name:	Tiffany Ormon
Title:	Vice President

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Amendment Number One

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